                                                                      EXHIBIT 12
                             [METLIFE LETTERHEAD]



                                                      April 23, 2001

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 7 under the Securities Act of 1933 (File No. 333-11137) and Amendment No. 35 to the Investment Company Act of 1940 (File No. 811-1930) to the Registration Statement on Form N-3 (the "Amendment"). This Amendment is being filed by New England Variable Annuity Fund I (the "Fund") with respect to individual variable annuity contracts (the "Contracts") issued by Metropolitan Life Insurance Company ("MetLife").

        I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

        1. MetLife has been duly organized under the laws of the State of New York and is a validly existing corporation.

        2. The Fund is validly existing as a separate account pursuant to
Section 4240 of Chapter 28 of the Consolidated Laws of New York.

        3. The portion of the assets to be held in the Fund equal to the reserves and other liabilities under the Contracts and under other variable annuity contracts the purchase payments of which may be allocated to the Fund is not chargeable with liabilities arising out of any other business MetLife may conduct.

        4. The Contracts, when issued as contemplated by the Registration Statement and in compliance with applicable local law, will constitute legal, validly issued and binding obligations of MetLife in accordance with their terms.

Metropolitan Life Insurance Company
April 23, 2001
Page 2

          I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Amendment to the Registration Statement on Form N-3.


                                          Very truly yours,



                                          /s/ Christopher P. Nicholas
                                          ---------------------------
                                          Christopher P. Nicholas
                                          Associate General Counsel